Exhibit 5.1

One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309-3424

404-881-7000

November 2, 2026

Colony Bankcorp, Inc.

115 South Grant Street

Fitzgerald, Georgia 31750

Re:	Registration Statement on Form S-8 – First Reliance Bancshares, Inc. 2021 Equity Incentive Plan, as amended

Ladies and Gentlemen:

We have acted as counsel to Colony Bankcorp, Inc., a Georgia corporation (the “Company”), in connection with the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 30,576 shares of the Company’s common stock, $1.00 par value per share (the “Shares”), which may be issued upon the vesting and settlement of certain restricted stock unit awards assumed by the Company in connection with its acquisition of First Reliance Bancshares, Inc. and governed by the First Reliance Bancshares, Inc. 2021 Equity Incentive Plan, as amended (the “Plan”). We are furnishing this opinion letter pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with our opinion below, we have examined the Company’s Articles of Incorporation, as amended, the Company’s Amended and Restated Bylaws, as amended, and resolutions adopted by Company’s Board of Directors deemed by us to be relevant to this opinion letter, the Plan and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Alston & Bird LLP	www.alston.com
Atlanta | Brussels | Century City | Charlotte | Chicago | Dallas | London | Los Angeles | New York | Raleigh | San Francisco | Silicon Valley | Washington, D.C

Our opinion set forth below is limited to the Georgia Business Corporation Code (“GBCC”) as currently in effect, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations. Special rulings of authorities administering the GBCC or opinions of other counsel have not been sought or obtained.

This opinion letter is provided for use in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. This opinion letter is rendered as of the date hereof and we make no undertaking and expressly disclaim any duty to supplement or update the opinion rendered herein, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion. We note specifically that the Shares may be issued from time to time hereafter, and our opinion is limited to the applicable laws, including the related rules and regulations, as in effect on the date hereof.

Based on the foregoing, it is our opinion that the Shares to be issued under the Plan are duly authorized, and, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

ALSTON & BIRD LLP

By:	/s/ Mark Kanaly
Mark C. Kanaly
A Partner